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                            ISI STRATEGY FUND, INC.

                                                                    Exhibit 16

               Schedule of Computation of Performance Quotations
                                  (unaudited)

This Schedule is included to illustrate how total return will be calculated.

1.   Total Return

The examples presented use actual data for the Fund's ISI Strategy Fund Shares class for the period from September 17, 1997 (commencement of operations) through November 30, 1997.

                  (a)      Average Annual Total Return Pursuant to SEC Rules

                           P(1+T) = ERV

                           P = initial payment = $1,000

                           2.5      month ERV = $1,007

                           n =      2.5
                                    ---
                                    12

                           T = average annual total return = 3.50%


                  (b)      Aggregate Total Return Pursuant to SEC Rules

                           P(1+T) = ERV

                           P = initial payment = $1,000

                           ERV = $1,007

                           T = aggregate total return = 0.7%

                  (c) Average Annual Total Return Pursuant to Non-Standardized Computation

                           P(1+T)n = ERV

                           P = initial investment = $10,000





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                           2.5      month ERV = $1,007

                           n =      2.5
                                    ---
                                    12

                           T = average annual total return = 3.5%

                  (d) Aggregate Total Return Pursuant to Non-Standardized Computation

                           P(1+T) = ERV

                           P = initial payment = $10,000

                           ERV = $1,007

                           T = aggregate total return = 0.7%